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Exhibit 3.2

                                                                FILED #C16306-00
                                                                     JUL 24 2002
                                                                IN THE OFFICE OF
                                                 DEAN HELLER, SECRETARY OF STATE


                            CERTIFICATE OF AMENDMENT
                                       OF
                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                              FREEWILLPC.COM, INC.
                              A NEVADA CORPORATION

THE UNDERSIGNED hereby certifies as follows:

1. He is the duly elected and acting Secretary of FreewillPC.com, Inc., a Nevada corporation (the "Corporation").

2. On July 9, 2002, the Board of Directors of the Corporation approved the amendment of the Corporation's Amended and Restated Articles of Incorporation, pursuant to Section 78.385 of the Nevada Revised Statutes, as amended.

3. On July 10, 2002, upon the recommendation of the Board of Directors of the Corporation, the Common Stockholders and Series A Preferred Stockholders holding a majority of the outstanding voting shares entitled to vote approved the amendment of the Corporation's Amended and Restated Articles of Incorporation.

4. Article I of the Amended and Restated Articles of Incorporation of the Corporation is hereby amended in its entirety to read as follows:

                                    ARTICLE I
                                      Name

The name of this corporation is American Leisure Holdings, Inc.

5. Except as expressly provided in Section 4 above, all of the provisions of the Amended and Restated Articles of Incorporation of the Corporation shall remain unchanged and in full force and effect.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment as of the 11th day of July, 2002.

/s/ MALCOLM J. WRIGHT
----------------------------
Malcolm J. Wright, Secretary